Exhibit 3.46

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Articles of Organization

Important: Read instructions before completing form **Non-Refundable Processing Fee: $70.00**

1. Name of Limited Liability Company:	Huntsman Chemical Purchasing LLC
2. Purpose:	to engage in all lawful business

3. Who/What is the name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent)?:

James R. Moore

The address must be listed if you have a non-commercial registered agent. What is a commercial registered agent?

Address of the Registered Agent: 500 Huntsman Way
Utah Street Address Required, PO Boxes can be listed after the Street Address

City: Salt Lake City **State** UT **Zip:** 84108

4. Organizer(s):	The company [ ] does [•] does not have organizers who are not members or managers of the company.
5. Name and Address of each Organizer who is not a member or manager (attach additional page if needed)	1. ____ Name Address City State Zip Signature:
6. Management:	The company will be [•] manager [ ] member managed.
7. Name and Address of Members/Managers: (attach an additional page if there are more than 2 members and/or managers)	1. Peter R. Huntsman (Name) — Manager (Position) 10003 Woodloch Forest Drive (Address), The Woodlands (City), TX (State), 77380 (Zip) Signature: /s/ Peter R. Huntsman 2. J. Kimo Esplin (Name) — Manager (Position) 500 Huntsman Way (Address), Salt Lake City (City), UT (State), 84108 (Zip) Signature: /s/ J. Kimo Esplin
8. Duration (may not exceed 99 years)	● The duration of the company shall be 99 years. The duration date of the company shall be ____.
9. Principal Address:	500 Huntsman Way (Address), Salt Lake City (City), UT (State), 84108 (Zip)

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.
Is this a female owned business? [ ] Yes [•[No
Is this a minority owned business: [ ] Yes [•] No If yes, please specify: Select/Type the race of the owner here

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

72773488.1 0062172-00051